SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this "Agreement") is dated as of March 31, 2008, among Legend Media, Inc., a Nevada corporation (the "Company"), and Maoming China Fund, a limited partnership(the "Purchaser").

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and Rule 506 promulgated thereunder, the Company desires to issue and sell to Purchaser, and Purchaser desires to purchase from the Company, Preferred Shares of the Company and Warrants as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Purchaser agree as follows:

ARTICLE I
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the other Transactional Documents, and (b) the following terms have the meanings indicated in this Section 1.1:

"Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

"Certificate of Designation" means the Certificate of Designation of the preferences, rights, limitations, qualifications and restrictions of the Preferred Shares attached hereto as Exhibit A.

"Closing" means either of two closings of the purchase and sale of the Preferred Shares pursuant to Section 2.1.

"Closing Date" means a Trading Day when all conditions precedent to (i) Purchaser’s obligations to pay the applicable Subscription Amount for such Closing have been satisfied or waived (ii) and the Company’s obligations to deliver the Preferred Shares and the Warrants for such Closing have been satisfied or waived.

"Common Stock" means the common stock of the Company, par value $0.001 per Share, and any securities into which such common stock shall hereinafter have been reclassified into.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Market Price" shall mean the most recent closing price per Share of the Common Stock on the Trading Market on which the Common Stock is then listed or quoted.

"Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

"Registration Statement" means a registration statement covering the Registrable Securities.

"Securities Act" means the Securities Act of 1933, as amended.

“Securities” means the Preferred Shares, Warrants and Warrant Shares.

“Share” means a share of the Common Stock of the Company.

“Preferred Shares” means the 2,083,333 shares of Series A Convertible Preferred Stock of the Company offered hereby to the Purchaser.

"Preferred Stock" means the preferred stock of the Company, par value $0.001 per Share, and any securities into which such preferred stock shall hereinafter have been reclassified into.

“Share Certificate” means any stock certificate representing some or all of the Preferred Shares.

"Subscription Amount" means $5,000,000 in United States Dollars and in immediately available funds.

"Trading Day" means any day during which the Trading Market shall be open for business.

"Trading Market" means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: OTC Bulletin Board, Pink Sheets, the American Stock Exchange, the New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Capital Market.

"Transaction Documents" means this Agreement, the Voting Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Voting Agreement” means the Voting Agreement attached hereto as Exhibit B dated as of the date hereof pursuant to which the shareholders of the Company party thereto agree to elect a designee of the Purchaser to the Company's board of directors upon the First Closing and for so long as the Purchaser owns at least 5% of the outstanding Shares of the Company (on a fully diluted basis).

"Warrants" means the 1,000,000 warrants to purchase Shares at $2.50 per Share for a three (3) year period pursuant to the terms of the Warrant Agreement attached hereto as Exhibit C.

"Warrant Shares" means the 1,000,000 Shares underlying the Warrants.

ARTICLE II
PURCHASE AND SALE

2.1 Closing. Upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and Purchaser agrees to purchase the Preferred Shares and the Warrants for the Subscription Amount. Purchaser shall deliver to the Company via wire transfer the Subscription Amount and the Company shall deliver to Purchaser the applicable Share Certificate and Warrants at such closing. The purchase and sale of the Preferred Shares and the Warrants shall occur at two closings:

(a) First Closing. The first Closing (“First Closing”) shall occur upon the later of (i) April 12, 2008 or (ii) 15 days after the Company’s first acquisition (“Acquisition”) of a media advertising business operating in the People’s Republic of China (“PRC”). At the First Closing, the Purchaser shall pay a Subscription Amount of $3,000,000 for 1,250,000 Preferred Shares and 600,000 Warrants.

(b) Second Closing. The second Closing (“Second Closing”) shall occur upon the later of (i) May 12, 2008 or (ii) 15 days after the Company’s second Acquisition of a media advertising business operating in the PRC. At the Second Closing the Purchaser shall pay a Subscription Amount of $2,000,000 for 833,333 Preferred Shares and 400,000 Warrants.

(c) Acquisition Requirement. Notwithstanding the foregoing, no Closing (either First or Second Closing) shall occur until the Company has closed an Acquisition.

2.2 Conditions to Each Closing. Each Closing shall be subject to the following conditions and deliveries:

(a) At or immediately following a Closing, unless otherwise indicated below, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i) a Share Certificate for the appropriate number of Preferred Shares issued at such Closing;

(ii) a Warrant Agreement duly executed by the Company and warrant a certificate for the appropriate number of Warrants issued at such Closing; and

(ii) this Agreement, duly executed by the Company.

(b) At or prior to a Closing, the Purchaser shall deliver or cause to be delivered to the Company:

(i) the Subscription Amount for such Closing; and

(ii) this Agreement, duly executed by Purchaser.

(c) The obligations of the Purchaser to consummate the transactions to be effected at each Closing and to pay the Subscription Amount are subject to the fulfillment or waiver, on or before such Closing, of each of the conditions set forth below:

(i)
the Company shall have authorized the issuance of (x) the Preferred Shares having the rights, restrictions, privileges and preferences as set forth in the Certificate of Designation and (y) the Warrants;

(ii)
the Company shall have adopted and filed with the Secretary of State of Nevada the Certificate of Designation, and shall have delivered the related certificate of amendment issued by the Secretary of State of Nevada to the Purchaser;

(iii)
the Company shall have delivered to the Purchaser a certificate of the Secretary of the Company, dated the Closing Date and attaching (x) a certified copy of the Articles of Incorporation of the Company, as amended (including the Certificate of Designation), and of all resolutions of the Board of Directors of the Company relating to the issuance of the Preferred Shares and the Warrants, (y) a certificate of good standing of the Company dated no earlier than ten (10) Trading Days before such date and (z) a copy of the Voting Agreement;

(iv)
all of the representations and warranties made by the Company in this Agreement, shall be accurate in all material respects as of the date of this Agreement and as of the date of the relevant Closing, and all covenants made by the Company and obligations of the Company shall have been performed and complied with in all material respects as of the date of the relevant Closing;

(v)
there shall not be any existing or threatened action or proceeding, nor any other material adverse change or event, involving the Company or the Purchaser and which, in the reasonable opinion of the Purchaser, may have the effect of preventing, limiting or delaying the transactions contemplated under this Agreement; and

(vi)	the Company shall have delivered to the Purchaser correct and complete copies of the documents relating to the Acquisition referred to in paragraphs (a) and (b) of Article 2.1 above.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby makes the representations and warranties set forth below to Purchaser.

(a) Organization and Qualification. The Company is an entity duly incorporated, validly existing and in good standing under the laws of the State of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation of any of the provisions of its Articles of Incorporation or other organizational or charter documents. The Company is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate: (i) adversely affect the legality, validity or enforceability of any Transaction Document, (ii) have or result in or be reasonably likely to have or result in a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company taken as a whole, or (iii) adversely impair the Company's ability to perform fully on a timely basis its obligations under any of the Transaction Documents.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder or thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its stockholders. Each of the Transaction Documents has been (or upon delivery will be) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and general principles of equity.

(c) Capitalization of the Company. The entire authorized capital stock and other equity securities of the Company consists of fifty (50) million Shares and ten (10) million shares of Preferred Stock. As of the date of this Agreement, there are 8,200,000 Shares issued and outstanding and no shares of Preferred Stock issued and outstanding. On the date of the First Closing and of the Second Closing, there shall be no more than 8,200,000 Shares issued and outstanding and no shares of Preferred Stock (other than the Preferred Shares) issued and outstanding. Except as set forth on Schedule 1 hereto, there is, as of the date of this Agreement, and there shall be on the date of the First Closing and of the Second Closing, no outstanding options, warrants (other than the Warrants), subscriptions, conversion rights, or other rights, agreements, or commitments obligating the Company to issue any additional Shares, shares of Preferred Stock or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from the Company any Shares, shares of Preferred Stock or other securities of the Company. Except as set forth in the Voting Agreement, there are no agreements purporting to restrict the transfer of the Securities, no voting agreements, shareholders’ agreements, voting trusts, or other arrangements restricting or affecting the voting of the Shares or the Preferred Shares.

(d) Issuance of Securities. The issuance of the Securities is duly authorized and is free from all taxes, pre-emptive rights, liens and charges with respect to the issue thereof. Upon issuance, the Preferred Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights, privileges and preferences as set forth in the Certificate of Designation in force as of the Closing Date. Upon conversion, the Preferred Shares will convert into Shares entitling to the voting and other rights set forth in the Articles of Association. Upon exercise of the Warrants, the Warrant Shares will be duly and validly issued, fully paid and nonassessable. Assuming the accuracy of each of the representations and warranties set forth in Section 3.2 of this Agreement, the offer and issuance by the Company of the Preferred Shares and Warrants is exempt from registration under the Securities Act.

(e) No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, including, without limitation, any Person related to Purchaser, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Preferred Shares and Warrants.

(f) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result, in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or result in a material adverse effect on the Company.

3.2 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Company as follows:

(a) Authority. This Agreement has been duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against him in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) Investment Representation. Purchaser is acquiring the Preferred Shares and Warrants (and upon conversion of the Preferred Shares, the Shares, and upon exercise of the Warrants, the Warrant Shares) as principal for his own account and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to Purchaser's right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable Federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by Purchaser to hold the Securities for any period of time or limit Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws. Purchaser is acquiring the Securities hereunder in the ordinary course of his business. Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises any Warrants it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act. Purchaser has not been formed solely for the purpose of acquiring the Securities. Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act.

(d) Experience of Purchaser. Purchaser, either alone or together with his representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation. Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f) No Prior Short Selling. Purchaser represents and warrants to the Company that at no time prior to the date of this Agreement has Purchaser, its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) "short sale" (as such term is defined in Rule 3b-3 of the 1934 Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions. The Securities may only be disposed of in compliance with state and Federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or an exemption therefrom, to the Company or to an Affiliate of a Purchaser, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement.

4.2 Furnishing of Information. As long as the Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. The Company further covenants that it will take such further action as any holder of the Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act.

4.3 Registration Rights.

(a) The Company shall include all of the Shares to be issued upon conversion of the Preferred Shares and the Warrant Shares (the “Registrable Securities”) in a Registration Statement under the Securities Act (a "Registration Document") that is filed by the Company within 30 days after the Second Closing.

(b) If the Registration Document is a part of an underwritten registered offering and if the managing underwriter(s) of such offering advises the Company in writing that in their opinion the number of Registrable Securities exceeds the number of securities which can be sold therein without adversely affecting the marketability of the offering, the Company may include in such registration the number of Registrable Securities which in the opinion of such underwriter(s) can be sold without adversely affecting the marketability of the offering, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder. Any Registrable Securities not included in such Registration Document shall be registered within nine months after such underwritten offering has been closed.

4.4 No Short Sales or Hedging Transactions. The Purchaser agrees that beginning on the date of this Agreement and ending at such time all of the Securities purchased hereunder are sold, neither Purchaser nor its agents, representatives and affiliates shall in any manner whatsoever enter into or effect, directly or indirectly, any (i) "short sale" (as such term is defined in Rule 3b-3 of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

4.5 Indemnification of Purchaser. The Company shall indemnify, defend, and hold harmless, to the full extent of the law, the Purchaser from, against, and in respect of any and all Losses (as defined below) asserted against, relating to, imposed upon, or incurred by the Purchaser by reason of, resulting from, based upon or arising out of:

(a) the material breach by the Company of any material representation or warranty of the Company contained in or made pursuant to this Agreement or any Transaction Document; or

(b) the material breach by the Company of any material covenant or agreement of the Company made in or pursuant to this Agreement or any Transaction Document.

For the purposes of this Agreement, the terms “Loss” and “Losses” mean any and all demands, claims, actions, losses, damages, liabilities (including any direct or indirect indebtedness, guaranty, obligation or responsibility), costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys fees (but excluding any and all punitive damages, and consequential costs, liabilities, losses, judgments, penalties, fines or expenses).

ARTICLE V
MISCELLANEOUS

5.1 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.2 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email (if designated) prior to 4:30 p.m. (Los Angeles local time) on a Trading Day with electronic confirmation of delivery, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email (if designated) on a day that is not a Trading Day or later than 4:30 p.m. (Los Angeles local time) on any Trading Day, (c) one Trading Day following the date of overnight delivery, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given (or actual delivery to such person’s address of record). The addresses for such notices and communications are those set forth on the signature pages hereof, or such other address as may be designated in writing hereafter, in the same manner, by such Person.

5.3 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.4 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

5.6 No Third-Party Beneficiaries. This Agreement is intended solely for the benefit of the parties hereto and their respective successors and permitted assigns.

5.7 Governing Law; Venue; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and Federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.8 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Shares for the applicable statue of limitations.

5.9 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) such document with the same force and effect as if such facsimile signature page were an original thereof.

5.10 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.11 Replacement of Shares. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.

5.12 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.13 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of any Securities including fees associated with filling the Registration Statement.

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date first set forth above.

LEGEND MEDIA, INC.

By:	/s/ Jeffrey Dash
Jeffrey Dash, CEO

[PURCHASER SIGNATURE PAGES TO LEGEND MEDIA, INC.
SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first set forth above.

Name of Purchaser:  Maoming China Fund

Signature of Authorized Signatory of Purchaser:   /s/ Julien Moulin

Name of Authorized Signatory: Julien Moulin

Title of Authorized Signatory:  Director

Email Address:   jmoulin@maominginvestments.com

Telephone Number:  + 86 138 17894187

Facsimile Number:     + 86

Address of Purchaser:

Clifton House

75 Fort Street

PO Box 1350GT

Grand Cayman

Cayman Islands

Today’s Date:  01 April 2008

First Closing Subscription Amount:	$3,000,000

Second Closing Subscription Amount:	$2,000,000

Total:	$5,000,000

Schedule 1
Options
Jeffrey Dash, CEO:	400,000 options
Rich Vogel, Director:	80,000 options
Michael Bonner, Director:	80,000 options

Warrants
RMK:	200,000 warrants
Blueday Investments:	50,000 warrants
Jonathan Kantor	40,000 warrants
Newport Capital	40,000 warrants